SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is made as of August 21, 2013, by and among:

TRANS WORLD ENTERTAINMENT CORPORATION, a New York corporation (the “Lead Borrower”);

the Persons named on Schedule I hereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule II hereto (individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”);

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent, Collateral Agent, Swingline Lender and as Issuing Bank;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of April 15, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by, among others, the Loan Parties, the Lenders party thereto from time to time, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, and Bank of America, N.A. and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Co-Borrowing Base Agents;

WHEREAS, on May 4, 2012, Bank of America resigned as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and Co-Borrowing Base Agent in accordance with the terms of the Credit Agreement, and Wells Fargo was appointed successor Administrative Agent, Collateral Agent and Issuing Bank in accordance with the terms of the Credit Agreement;

WHEREAS, the Lead Borrower has advised the Administrative Agent that the Lead Borrower desires to make Restricted Payments in the aggregate amount of up to $22,000,000 utilizing cash on hand, which Restricted Payments shall be made to the Lead Borrower’s shareholders for the purposes of repurchasing and redeeming from such shareholders up to $22,000,000 in aggregate value of Capital Stock of the Lead Borrower;

WHEREAS, in connection therewith, the parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Credit Agreement unless otherwise defined herein.

2.	Amendments to Article I of Credit Agreement. The provisions of Section 1.01 of the Credit Agreement are hereby amended as follows:

(a)	By deleting the definition of “Dividend Conditions” therefrom in its entirety and substituting in its stead the following new definition:

“Dividend Conditions” means, at the time of determination with respect to any dividend or other distribution (whether in cash, securities or other property) of the type described in clause (d) of the definition of “Permitted Dividends”, that (a) no Default or Event of Default then exists or would arise as a result of the making of such dividend or other distribution, (b) (i) at no time during the six (6) month period ending on the date of such dividend or other distribution shall there have been any Borrowings, and (ii) after giving effect to the making of such dividend or other distribution, as projected on a pro-forma basis for the six (6) month period following the making of such dividend or other distribution, there are no anticipated Borrowings, (c) after giving effect to the making of such dividend or other distribution, (i) in the case of dividends of the type described in clause (d)(i) of the definition of “Permitted Dividends”, the aggregate amount of all such dividends and other distributions made during the then current Fiscal Year does not exceed $5,000,000, and (ii) in the case of dividends of the type described in clause (d)(ii) of the definition of “Permitted Dividends”, the aggregate amount of all such dividends and other distributions made from and after the Second Amendment Effective Date does not exceed $22,000,000, and (d) such dividend is made in cash utilizing the Loan Parties’ cash on hand not consisting of Eligible Cash on Hand and not from proceeds of any Borrowings hereunder. Prior to undertaking any transaction or payment which is subject to the Dividend Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clauses (b) and (c) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

(b)	By adding the following new definition in appropriate alphabetical order:

“Second Amendment Effective Date” means August 21, 2013.

3.	Ratification; Representations and Warranties. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement, the Facility Guarantees and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement, the Security Agreement, the Facility Guarantees and each other Loan Document are true and correct in all material
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respects on and as of the date hereof, other than (x) representations and warranties that relate solely to an earlier date, in which case they are true and correct as of such earlier date, or (y) representations and warranties qualified by materiality, in which case they are true and correct in all respects.

4.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)	The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.

(b)	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The Loan Parties shall have paid in full all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents.

(d)	No Default or Event of Default shall have occurred and be continuing.

(e)	All representations and warranties of the Loan Parties shall be true and correct in all material respects on and as of the date hereof, other than (x) representations and warranties that relate solely to an earlier date, in which case they shall be true and correct as of such earlier date, or (y) representations and warranties qualified by materiality, in which case they shall be true and correct in all respects.

(f)	The Administrative Agent shall have received such additional documents, instruments, and agreements as any Agent may reasonably request in connection with the transactions contemplated hereby.

5.	Prior Consent Terminated. The parties hereto acknowledge and agree that that certain letter agreement dated as of June 27, 2013 (the “Consent Agreement”) by and among the Loan Parties, the Administrative Agent and the Lenders, pursuant to which the Lenders provided their consent to the making of the 2013 Specified Restricted Payment (as defined in the Consent Agreement) subject to the terms and conditions thereof, is hereby terminated and of no further force and effect. The Loan Parties represent and warrant that (i) the actual amount of the 2013 Specified Restricted Payment made prior to the date hereof does not exceed $3,000,000 in the aggregate, and (ii) such portion of the 2013
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Specified Restricted Payment was made in accordance with the terms and conditions of the Consent Agreement.

6.	Miscellaneous.

(a)	This Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)	Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c)	The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Agents or the other Credit Parties or their respective counsel in entering into this Amendment.

(d)	This Amendment shall constitute a Loan Document for all purposes.

(e)	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

TRANS WORLD ENTERTAINMENT CORPORATION, as Lead Borrower and as a
Borrower

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

RECORD TOWN, INC., as a Borrower

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

RECORD TOWN USA, LLC, as a Borrower

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

TRANS WORLD NEW YORK, LLC, as a Borrower

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

TRANS WORLD FLORIDA, LLC, as a Borrower

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

Signature Page to Second Amendment to Credit Agreement

MOVIES PLUS, INC., as a Borrower

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

RECORD TOWN UTAH, LLC, as a Borrower

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

MEDIA LOGIC USA, LLC, as a Facility Guarantor

By:	Record Town, Inc., its sole member

By:	/s/ Edwin Sapienza
Name:	Edwin Sapienza
Title:	Corporate Secretary

Signature Page to Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and Lender

By:	/S/Peter Foley
Name:	Peter Foley
Title:	Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

Schedule I

Borrowers other than the Lead Borrower

Record Town, Inc.

Record Town USA, LLC

Trans World New York, LLC

Trans World Florida, LLC

Movies Plus, Inc.

Record Town Utah, LLC

Schedule II

Guarantors

Media Logic USA, LLC